Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE BE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AIR INDUSTRIES GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $___________                        Issue Date: June ___, 2008

BLN - 00

                  Junior Subordinated Promissory Note due 2010

      FOR VALUE RECEIVED, AIR INDUSTRIES GROUP, INC., a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to the order of ____________(the "Holder"), without demand, the sum of _____ Dollars ($_______), on the earlier of (i) May 31, 2010 (the "Maturity Date") or (ii) such date following the date hereof on which the Borrower shall consummate a debt or equity financing (other than pursuant to the offering (the "Offering") of Junior Subordinated Notes in the aggregate principal amount of $3,000,000 which includes this Note) in one or a series of related transactions of an aggregate amount of $10,000,000 or more, if not paid sooner. No interest shall accrue on the unpaid principal amount of this Junior Subordinated Promissory Note (this "Note" or the "Note") until July __, 2008; thereafter, interest on the unpaid principal amount of the Note shall accrue at the rate of two percent (2%) per month until November __, 2008 and commencing November __, 2008 and until all amounts payable under this Note have been paid in full at the rate of three percent (3%) per month. Once interest shall begin to accrue hereunder it shall be payable monthly in arrears commencing with the first day of the month following the month during which interest begins to accrue. For purposes of the calculation of interest accruing under this Note, a month shall be a period of thirty calendar days and each month shall commence on the day immediately after the date of completion of the preceding month.

      This Note may be prepaid in whole or in part at any time. All payments made pursuant to this Note shall be applied first to reimbursable expenses, interest accrued, if any, and then principal.

      This Note has been entered into pursuant to the terms of a securities purchase agreement between the Borrower and the Holder, dated of even date herewith (the "SPA"), and shall be governed by the terms of such SPA. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the SPA.

      The following is a statement of rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

      1. Subordination. (a) This Note will be subordinate and inferior to the Borrower's Senior Indebtedness (as hereinafter defined). The Borrower for itself, its successors and assigns, covenants and agrees and the Holder of this Note, for himself, his successors and assigns, by his acceptance of this Note likewise covenants and agrees that, to the extent provided below, the payment of all amounts due pursuant to this Note is hereby expressly subordinated and junior in right of payment to the extent and in the manner hereinafter set forth, to the Borrower's Senior Indebtedness. As used herein, the term "Senior Indebtedness" shall mean the principal of, and interest and premium, if any, on any and all, (i) indebtedness of the Borrower for borrowed money or obligations with respect to which the Borrower is a guarantor, to banks, insurance companies, or other financial institutions or entities regularly engaged in the business of lending money, in each case as in effect as of May 30, 2008, or as may be borrowed hereafter, other than pursuant to the Offering, for working capital of the Borrower or one of its subsidiaries, including without limitation, indebtedness incurred by one or more of Borrower's subsidiaries under the Revolving Credit, Term Loan, Equipment Line and Security Agreement, dated as of November 30, 2005, by and between Air Industries Machining, Corp., Sigma Metals, Inc., Welding Metallurgy, Inc., the Borrower and PNC Bank, National Association, as Lender, and PNC Bank, National Association, as Agent. And the Loan and Security Agreement dated as of August 24, 2007 among Air Industries Machining, Corp., Sigma Metals, Inc., Welding Metallurgy, Inc. and

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Steel City Capital Funding LLC, each as amended as of the date hereof, the payment of which has been guaranteed by the Borrower and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor, provided that such indebtedness issued in exchange for or to refinance Senior Indebtedness or arising from the satisfaction of Senior Indebtedness by a Guarantor is on commercially reasonable terms as of the date of incurrence not to exceed the principal amount under such Senior Indebtedness and provided further that the Borrower provides the Holder with prior written notice of such action.

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            (b) Upon the acceleration of any Senior Indebtedness or upon the maturity of all or any portion of the principal amount of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness which has been so accelerated or matured shall first indefeasibly be paid in full before any payment is made by the Borrower or any person acting on behalf of the Borrower on account of any obligations evidenced by this Note.

            (c) The Borrower shall not pay any principal portion of this Note, or interest accrued thereon, if at such time there exists a Blockage Event (as hereafter defined) and, except in the case of a Blockage Event resulting from the acceleration of the principal amount due hereunder, written notice thereof has been given to the Borrower and the Holder by the holders of the Senior Indebtedness.

            (d) (i) A "Blockage Event" is deemed to exist for the period of time commencing on the date of receipt by the Holder of written notice of the occurrence of a Default or an Event of Default (as defined in the instruments evidencing the Senior Indebtedness), provided that the failure to pay accrued interest on this Note or the other Notes sold in the Offering when due shall not give rise to a Blockage Event in the absence of another Default or Event of Default, which notice shall specify such Default or Event of Default, and ending on:

                  (A) the date such Default or Event of Default under the Senior Indebtedness, as applicable, is cured or waived, provided that such Default or Event of Default is in the payment of any amount due thereunder; or

                  (B) in the case of any other Default or Event of Default under the Senior Indebtedness, the earlier of (Y) the date on which such Default or Event of Default shall have been cured or waived and (Z) the date that is 365 days after the occurrence of such Default or Event of Default, provided that a Blockage Event with respect to a single specified Default or Event of Default may be deemed to occur only once for each twelve-month period, provided, further, that no Default or Event of Default that existed at the commencement of, or during the pendency of, a Blockage Event shall serve as the basis for the institution of any subsequent Blockage Event.

            (ii) A Blockage Event shall also be deemed to have existed during the period of time commencing on the date upon which the holder of this Note or holder of other Notes sold in the Offering accelerates payment of the principal amount of this Note or such other Notes as a result of any Event of Default hereunder or under such other Notes and ending on the 365th day after written notice of such acceleration is given by the holder or such other holders to the Borrower and the holders of the instruments evidencing the Senior Indebtedness; provided that notwithstanding the fact that the Blockage Event resulting from the acceleration of the principal amount of this Note or such other Notes has ended, the Borrower shall not pay the holder of this Note or the holders of any other Notes sold in the Offering the principal amount so accelerated if there then exists a Blockage Event as defined in Section (d) (i) and, if such a Blockage Event then exists, until the Senior Indebtedness has been paid in full.

            (e) At any time there exists a Blockage Event, (i) the Borrower shall not, directly or indirectly, make any payment of any part of this Note,
(ii) the Holder shall not demand or accept from the Borrower or any other person any such payment or cancel, set-off or otherwise discharge any part of the indebtedness represented by this Note, and (iii) neither the Borrower nor the Holder shall otherwise take or permit any action prejudicial to or inconsistent with the priority position of any holder of Senior Indebtedness over the Holder of this Note.

            (f) No right of any holder of Senior Indebtedness to enforce the subordination provisions of this obligation shall be impaired by any act or failure to act by the Borrower or the Holder or by their failure to comply with this Note or any other agreement or document evidencing, related to or securing the obligations hereunder. Without in any way limiting the generality of the preceding sentence, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring

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responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations of the Holder to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of any Senior Indebtedness provided that such change does not materially impact Holder in an adverse manner; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Indebtedness; (iii) release any person or entity liable in any manner for the collection of any Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Borrower or any other person or entity.

            (g) In the event that the Borrower shall make any payment or prepayment to the Holder on account of the obligations under this Note which is prohibited by this Section, such payment shall be held by the Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts and priorities of Senior Indebtedness held by them) to the extent necessary to pay all Senior Indebtedness due to such holders of Senior Indebtedness in full in accordance with its terms (whether or not such Senior Indebtedness is due and owing), after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

            (h) After all Senior Indebtedness indefeasibly is paid in full and until the obligations under the Note are paid in full, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section and no payment over pursuant to the provisions of this Section to holders of such Senior Indebtedness by the Holder, shall, as between the Borrower, its creditors other than holders of such Senior Indebtedness, and the Holder, be deemed to be a payment by the Borrower to or on account of such Senior Indebtedness, it being understood that the provisions of this Section are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand and the Holder, on the other hand.

            (i) In any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Borrower under any bankruptcy or insolvency law or laws relating to relief of debtors, to compositions, extensions or readjustments of indebtedness:

                  (i) the claims of any holders of Senior Indebtedness against the Borrower shall be paid indefeasibly in full in cash or such payment shall have been provided for in a manner acceptable to the holders of at least a majority of the then outstanding principal amount of the Senior Indebtedness before any payment is made to the Holder;

                  (ii) until all Senior Indebtedness is indefeasibly paid in full in cash or such payment shall have been provided for in a manner acceptable to the holders of at least a majority of the then outstanding principal amount of the Senior Indebtedness before any payment is made to the Holder, any distribution to which the Holder would be entitled but for this Section shall be made to holders of Senior Indebtedness, except for distribution of securities issued by the Borrower which are subordinate and junior in right of payment to the Senior Indebtedness; and

                  (iii) the holders of Senior Indebtedness shall have the right to enforce, collect and receive every such payment or distribution and give acquittance therefor. If, in or as a result of any action case or proceeding under Title 11 of the United States Code, as amended from time to time, or any comparable statute, relating to the Borrower, the holders of the Senior Indebtedness return, refund or repay to the Borrower, or any trustee or committee appointed in such case or proceeding receive any payment or proceeds of any collateral in connection with such action, case or proceeding alleging that the receipt of such payments or proceeds by the holders of the Senior Indebtedness was a transfer voidable under state or federal law, then the holders of the Senior Indebtedness shall not be deemed ever to have received such payments or proceeds for purposes of this Note in determining whether and when all Senior Indebtedness has been paid in full and the Borrower shall pay or cause to be paid, and the Holder shall be entitled to receive any such funds, proceeds or collateral to satisfy all amounts due hereunder.. In the event the holders of Senior Indebtedness receive amounts in excess of payment in full
(cash) of amounts outstanding in respect of Senior Indebtedness (without giving effect to whether claims in respect of the Senior Indebtedness are allowed in any insolvency proceeding), the holders of Senior Indebtedness shall pay such excess amounts to the Holder.

            (k) By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Borrower or the holder of any Senior Indebtedness in order to implement the foregoing provisions of this Section.

      2. Events of Default. The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof and subject to the provisions of section 1 (a) hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

      (a) Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

      (b) Breach of Covenant. The Borrower breaches any material covenant or other material term or condition of the SPA or this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower from the Holder.

      (c) Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the SPA, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made.

      (d) Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed without the consent of the Borrower is not dismissed within sixty (60) days of appointment.

      (e) Judgments. Any money judgment, writ or similar final process or non-appealable order of final judgment shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) days.

      (f) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within forty-five (45) days of initiation.

      (g) Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $500,000 for more than thirty (30) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith, or except for obligations where the Borrower and creditor have agreed to alternative payment terms.

      (h) Cross Default. Any declared default by the Borrower under any Senior Indebtedness whether now existing or hereafter created that gives the holder the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the Holder.

The holder of this Note shall give the Borrower and the holders of the Senior Indebtedness written notice of any Event of Default hereunder.

      3, Pro Rata Treatment of Noteholders. Each payment or prepayment of principal of this Note and the other Notes sold in the Offering (collectively, the "Notes") shall be made to the holders of the Notes pro rata in accordance with the respective unpaid principal amounts of such holders' respective Notes. Each payment of interest on the Notes shall be made to the holders of the Notes pro rata in accordance with the amounts of interest due and payable to such holders under such holders' respective Notes. Each distribution of cash, property, securities or other value received by the holders of the Notes in respect of the indebtedness outstanding under the Notes, after payment of collection and other expenses as provided in the Notes, shall be apportioned to such holders pro rata in accordance with the respective unpaid principal amounts of and interest on such holders' respective Notes.

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      4. Miscellaneous.

      (a) Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      (b) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii)deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Air Industries Group, Inc., 1479 Clinton Street, Bay Shore, New York 11706, Attn: Louis A. Giusto, CFO, facsimile: (631) 968 5377, with a copy by facsimile only to: Eaton & Van Winkle LLP, Three Park Avenue, 16th floor, New York, NY 10016, Attn: Vincent J. McGill, Esq., facsimile: (212) 779-9928, (ii) if to the Holder, to _______________[name], [address], facsimile: (___) ___-____[COMPLETE PER SPA], with a copy by facsimile only to Taglich Brothers, Inc., 700 New York Avenue, Huntington, NY 11743, Attn: Mr. Richard Oh, facsimile number: 631 757 1333; or
(iii) if to the holders of the Senior Indebtedness to: . PNC Bank, National Association, 70 East 55th Street, 14th Floor, New York, New York 10022,
Attention: A. Roger Craig, Jr., Vice President, facsimile:(212) 303-0060, with a copy by facsimile only to: Wilentz, Goldman & Spitzer, P.A., Attention: Stuart
A. Hoberman, at (732) 855-6117; and to Steel City Capital Funding LLC, 1600 Market Street, 31st Floor, Philadelphia, Pennsylvania 19103, Attention: Thomas
J. Bugieda, facsimile:(215) 585-4771, with a copy to by facsimile only to Hahn & Hessen LLP, Attention: Steven J. Seif, Esq., at (212) 478-7400.

      (c) Terms. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      (d) Successors and Assigns. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

      (e) Expenses. The Borrower shall reimburse Holder for all reasonable costs and expenses, including without limitation, reasonable attorneys' fees and expenses, incurred in connection with (i) drafting, negotiating, executing and delivering any amendment, modification or waiver of, or consent with respect to, any matter relating to the rights of Holder hereunder and (ii) enforcing any provisions of this Note or the Security Agreement and/or collecting any amounts due under this Note.

      (f) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

      (g) Savings Clause. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

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      IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ___ day of June, 2008.

                                                  AIR INDUSTRIES GROUP, INC.


                                                  By: /s/ Peter D. Rettaliata
                                                      --------------------------
                                                      Name:  Peter D. Rettaliata
                                                      Title: President